Exhibit 99.1

Entegris Reports First-Quarter Sales of $175 Million

Sales grow 7 Percent Sequentially; Non-GAAP EPS of $0.14

BILLERICA, Mass., April 19, 2012 – Entegris, Inc. (Nasdaq: ENTG) today reported its financial results for the Company’s first quarter ended March 31, 2012.

The Company recorded first-quarter sales of $175.4 million, an increase of 7 percent sequentially, and a 14 percent decline from the prior year first quarter. First-quarter operating margin was 15.3 percent, with adjusted operating margin of 16.7 percent, excluding amortization of intangible assets of $2.5 million. Net income for the first quarter was $17.9 million, or $0.13 per share. Non-GAAP earnings per share of $0.14 in the first quarter of 2012 compared to $0.15 in the fourth quarter of 2011 and $0.23 in the first quarter of 2011. A reconciliation table of GAAP to non-GAAP earnings per share and operating margin is contained in this press release.

Gideon Argov, president and chief executive officer, said: “Demand for our products strengthened in the first quarter, as sales grew 7 percent from the fourth quarter. We executed well, achieving an adjusted operating margin of 16.7 percent and non-GAAP EPS of $0.14, even with a higher tax rate compared to prior quarters. These results exceeded our guidance for the quarter.”

“I am very pleased with the traction we are gaining with our leading-edge filtration and wafer handling products. Our recently announced investments to create new advanced technology centers reflect our commitment to technology leadership in support of the next generation of semiconductor devices.”

For the fiscal second quarter ending June 30, 2012, the Company expects sales to be up 3 to 9 percent sequentially, and EPS to range between $0.14 and $0.16. On a non-GAAP basis, EPS is expected to range from $0.15 to $0.17.

First-Quarter Results Conference Call Details

Entegris will hold a conference call to discuss its results for the first quarter on Thursday, April 19, 2012, at 10:00 a.m. Eastern Time. Participants should dial 1-719-325-2272 or toll-free 1-888-427-9419, referencing confirmation code 9942922. Participants are asked to dial in 5 to 10 minutes prior to the start of the call. A replay of the call will be available starting April 19 at 2:00 p.m. (ET) until June 2, 2012. The replay can be accessed by using passcode 9942922 after dialing 1-719-457-0820 or 1-888-203-1112. A live and on-demand webcast of the call can also be accessed from the investor relations section of Entegris’ website at www.entegris.com.

ABOUT ENTEGRIS

Entegris is a leading provider of a wide range of products for purifying, protecting and transporting critical materials used in processing and manufacturing in the semiconductor and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

NON-GAAP INFORMATION

The Company’s consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA and Adjusted Operating Income, together with related measures thereof, and non-GAAP EPS are considered “Non-GAAP financial measures” under the rules and regulations of the SEC. These financial measures are provided as a complement to financial measures provided in accordance with GAAP. We provide non-GAAP financial measures in order to better assess and reflect operating performance. Management believes the non-GAAP measures help indicate our baseline performance before certain gains, losses or other charges that may not be indicative of our business or future outlook. We believe these non-GAAP measures will aid investors’ overall understanding of our results by providing a higher degree of transparency for certain expenses and providing a level of disclosure that will help investors understand how we plan and measure our business. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP. The calculations of Adjusted EBITDA, Adjusted Operating Income, together with related measures thereof, and non-GAAP EPS are included elsewhere in this release.

Forward-Looking Statements

Certain information contained in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current management expectations only as of the date of this press release, and involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Statements that include such words as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “may,” “will,” “should” or the negative thereof and similar expressions as they relate to Entegris or our management are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks include, but are not limited to, fluctuations in the market price of Entegris’ stock, Entegris’ future operating results, other acquisition and investment opportunities available to Entegris, general business and market conditions and other factors. Additional information concerning these and other risk factors may be found in previous financial press releases issued by Entegris and Entegris’ periodic public filings with the Securities and Exchange Commission, including discussions appearing under the headings “Risks Relating to our Business and Industry,” “Manufacturing Risks,” “International Risks,” and “Risks Related to Owning Our Securities” in Item 1A of our Annual Report on Form 10–K for the fiscal year ended December 31, 2011, as well as other matters and important factors disclosed previously and from time to time in the filings of Entegris with the U.S. Securities and Exchange Commission. Except as required under the federal securities laws and the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update publicly any forward-looking statements contained herein.

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011	December 31, 2011
Net sales	$175,403	$203,125	$163,922
Cost of sales	99,159	114,780	96,308

Gross profit	76,244	88,345	67,614
Selling, general and administrative expenses	35,048	35,790	32,398
Engineering, research and development expenses	11,989	12,532	11,029
Amortization of intangible assets	2,450	2,689	2,462

Operating income	26,757	37,334	21,725
Interest (income) expense, net	(2)	153	9
Other income, net	(162)	(428)	(102)

Income before income taxes and equity in affiliates	26,921	37,609	21,818
Income tax expense (benefit)	9,065	8,273	(18,333)
Equity in net income of affiliates	(3)	(239)	(10)

Net income	17,859	29,575	40,161
Net income attributable to noncontrolling interest	—	400	—

Net income attributable to Entegris, Inc.	$17,859	$29,175	$40,161

Amounts attributable to Entegris, Inc.:
Basic net income per common share:	$0.13	$0.22	$0.30
Diluted net income per common share:	$0.13	$0.22	$0.29
Weighted average shares outstanding:
Basic	136,603	133,699	135,509
Diluted	138,046	135,444	137,032

Entegris, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$266,931	273,593
Accounts receivable, net	118,322	107,223
Inventories	100,533	93,937
Deferred tax assets, deferred tax charges and refundable income taxes	15,306	15,805
Other current assets and assets held for sale	13,508	12,441

Total current assets	514,600	502,999
Property, plant and equipment, net	132,721	130,554
Intangible assets	54,126	56,453
Deferred tax assets – non-current	24,859	25,119
Other assets	9,348	9,538

Total assets	$735,654	$724,663

LIABILITIES AND EQUITY
Accounts payable	$38,822	$30,609
Accrued liabilities	37,565	47,841
Income tax payable and deferred tax liabilities	8,837	14,144

Total current liabilities	85,224	92,594
Other liabilities	21,932	23,831
Shareholders’ equity	628,498	608,238

Total liabilities and shareholders’ equity	$735,654	$724,663

Entegris, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011
Operating activities:
Net income	$17,859	$29,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,487	6,819
Amortization	2,450	2,689
Stock-based compensation expense	1,763	1,922
Other	2,161	303
Changes in operating assets and liabilities:
Trade accounts and notes receivable	(12,811)	(10,130)
Inventories	(7,506)	724
Accounts payable and accrued liabilities	(279)	(15,585)
Income taxes payable and refundable income taxes	(4,678)	(3,559)
Other	(5,072)	(1,631)

Net cash provided by operating activities	374	11,127

Investing activities:
Acquisition of property and equipment	(10,605)	(6,744)
Other	3	(510)

Net cash used in investing activities	(10,602)	(7,254)

Financing activities:
Issuance of common stock	3,336	2,927
Other	290	114

Net cash provided by financing activities	3,626	3,041

Effect of exchange rate changes on cash	(60)	1,710

(Decrease) increase in cash and cash equivalents	(6,662)	8,624
Cash and cash equivalents at beginning of period	273,593	133,954

Cash and cash equivalents at end of period	$266,931	$142,578

Entegris, Inc. and Subsidiaries

Segment Information

(In thousands)

(Unaudited)

	Three Months Ended
Net sales	March 31, 2012	April 2, 2011	December 31, 2011
Contamination Control Solutions	$115,552	$132,244	$105,062
Microenvironments	40,705	48,182	40,116
Specialty Materials	19,146	22,699	18,744

Total net sales	$175,403	$203,125	$163,922

	Three Months Ended
Segment profit	March 31, 2012	April 2, 2011	December 31, 2011
Contamination Control Solutions	$32,069	$39,760	$26,082
Microenvironments	5,528	8,379	6,201
Specialty Materials	4,668	4,976	4,340

Total segment profit	42,265	53,115	36,623
Amortization of intangibles	(2,450)	(2,689)	(2,462)
Unallocated expenses	(13,058)	(13,092)	(12,436)

Total operating income	$26,757	$37,334	$21,725

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Adjusted Operating Income and Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011	December 31, 2011
Net sales	$175,403	$203,125	$163,922
Net income attributable to Entegris, Inc.	$17,859	$29,175	$40,161
Adjustments to net income attributable to Entegris, Inc.
Net income attributable to noncontrolling interest	—	400	—
Equity in net income of affiliates	(3)	(239)	(10)
Income tax expense (benefit)	9,065	8,273	(18,333)
Other income, net	(162)	(428)	(102)
Interest (income) expense, net	(2)	153	9

GAAP – Operating income	26,757	37,334	21,725
Amortization of intangible assets	2,450	2,689	2,462

Adjusted operating income	29,207	40,023	24,187
Depreciation	6,487	6,819	6,547

Adjusted EBITDA	$35,694	$46,842	$30,734

Adjusted operating margin	16.7%	19.7%	14.8%
Adjusted EBITDA – as a % of net sales	20.3%	23.1%	18.7%

Entegris, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Earnings per Share

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2012	April 2, 2011	December 31, 2011
GAAP net income attributable to Entegris, Inc.	$17,859	$29,175	$40,161
Adjustments to net income attributable to Entegris, Inc.:
Amortization of intangible assets	2,450	2,689	2,462
Reversal of deferred tax valuation allowance (1)	—	—	(20,999)
Tax effect of adjustments to net income attributable to Entegris, Inc.	(885)	(990)	(863)

Non-GAAP net income attributable to Entegris, Inc.	$19,424	$30,874	$20,761

Diluted earnings per common share attributable to Entegris, Inc.:	$0.13	$0.22	$0.29
Effect of adjustments to net income attributable to Entegris, Inc.	$0.01	$0.01	($0.14)
Diluted non-GAAP earnings per common share attributable to Entegris, Inc.:	$0.14	$0.23	$0.15

(1)	This amount represents the reversal of the remaining valuation allowance on certain of the Company’s deferred tax assets as of December 31, 2011. The amount excludes the reversal of the valuation allowance on those deferred tax assets realized in 2011 and 2010 based on earnings in those years.

### END ###